EXHIBIT 99.1

Marlin Business Services Corp. Announces Retirement of Daniel P. Dyer

MT. LAUREL, N.J., Oct. 20, 2015 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ:MRLN) announced the retirement of Daniel P. Dyer from his position as Chief Executive Officer and director of the Company effective today. The Company also announced that Edward J. Siciliano, Marlin's Executive Vice President and Chief Sales Officer, has been named interim CEO and will serve in that role while the Company's Board of Directors conducts a search for a permanent CEO.

Mr. Dyer, who co-founded Marlin in 1997 and has served as CEO and director since, commented, "It's been the experience of a lifetime working alongside everyone helping build Marlin into the success it is today. Let me express my sincere appreciation and gratitude to all of my colleagues who I have met and worked with over the years. I'm proud to say that our efforts together have led to all of Marlin's accomplishments, from a start-up in 1997 to a one of the leading financial services providers to small businesses. With my announced departure, I look forward with anticipation to pursuing new opportunities of a personal and career interest."

Lawrence J. DeAngelo, Chairman of Marlin's Board of Directors, thanked Dyer on behalf of the entire organization "for his 18 years of dedicated service."

"We wish Dan enduring success as he pursues other interests," said DeAngelo.  "Looking ahead, Marlin has exceptionally strong management talent and we are well-positioned to take advantage of Marlin's attractive long-term growth opportunities and to deliver strong performance for Marlin's shareholders."

The Company also announced that executive search firm Korn Ferry has been engaged to lead a comprehensive search process to select Mr. Dyer's successor.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of commercial lending solutions for small and mid-size businesses. Through its wholly-owned operating subsidiary, Marlin Business Bank, Marlin provides innovative commercial financing programs. Our equipment financing and loan products are offered directly to businesses, and through third party vendor programs, which includes manufacturers, distributors, independent dealers and brokers. Since its inception in 1997, Marlin has extended credit to over a quarter of a million business customers. Our mission is to offer convenient financing products while providing the highest level of personalized customer service. Marlin is publicly traded (NASDAQ:MRLN). For more information about Marlin, visit www.marlincorp.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Investor Relations Dept.
         (877) 864-MRLN (6756)
         investorrelations@marlincorp.com